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                                                                   EXHIBIT 10.70

                                   APPENDIX I

                                       COUNTRYWIDE
                                       FINANCIAL
                                       CORPORATION

                                       GLOBAL STOCK PLAN
                                       (UK SHARESAVE SCHEME)

                                       ADOPTED BY BOARD: 12 NOVEMBER 2002
                                       AMENDED BY BOARD:  20 NOVEMBER 2002

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                                     CONTENT

RULE

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                                                                            PAGE
                                                                            -----
1.   Definitions And Interpretation.....................................      2
2.   Eligibility........................................................      3
3.   Grant Of Options...................................................      4
4.   Limits.............................................................      6
5.   Exercise Of Options................................................      7
6.   Takeover, Reconstruction And Winding Up............................      9
7.   Adjustment Of Options..............................................     11
8.   Alterations.............................. .........................     12
9.   Miscellaneous.............................. .......................     12

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1        DEFINITIONS AND INTERPRETATION

1.1      In this Plan, unless the context otherwise requires:

         "3-YEAR OPTION", "5-YEAR OPTION" and "7-YEAR OPTION" have the meanings given in Rule 3.2;

         "ASSOCIATED COMPANY" means an associated company within the meaning given to that expression by section 187(2) of the Taxes Act 1988 for the purposes of paragraph 23 of Schedule 9;

         "THE BOARD" means the board of directors of the Company or a committee appointed by them;

         "BONUS DATE", in relation to an option, means:

         1.1.1 in the case of a 3-Year Option, the earliest date on which the bonus is payable,

         1.1.2 in the case of a 5-Year Option, the earliest date on which a bonus is payable, and

         1.1.3 in the case of a 7-Year Option, the earliest date on which the maximum bonus is payable;

                  and for this purpose "payable" means payable under the Savings Contract made in connection with the option;

         "THE COMPANY" means Countrywide Financial Corporation (a corporation registered in Delaware);

         "THE GRANT DAY" shall be construed in accordance with Rule 2.1;

         "PARTICIPANT" means a person who holds an option granted under this Plan;

         "PARTICIPATING COMPANY" means the Company or any Subsidiary to which the Board has resolved that this Plan shall for the time being extend and any Related Company to which the Board has with the prior approval of the Inland Revenue resolved that this Plan shall for the time being extend;

         "RELATED COMPANY" means (in accordance with ESC B27) a company which is not under the control of any single person, but is under the control of two persons, one of them being the Company;

         "SAVINGS BODY" means any building society, institution authorised under the Banking Act 1987 or relevant European institution (within the meaning of Schedule 15A to the Taxes Act 1988) with which a Savings Contract can be made;

         "SAVINGS CONTRACT" means an agreement to pay monthly contributions under the terms of a certified contractual savings scheme, within the meaning of section 326 of the

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         Taxes Act 1988, which has been approved by the Inland Revenue for the purposes of Schedule 9;

         "SCHEDULE 9" means Schedule 9 to the Taxes Act 1988;

         "SUBSIDIARY" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);

         "THE TAXES ACT 1988" means the Income and Corporation Taxes Act 1988;

         and expressions not otherwise defined in this Plan have the same meanings as they have in Schedule 9.

1.2 Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3 Expressions in italics are for guidance only and do not form part of this Plan.

2.       ELIGIBILITY

2.1 Subject to Rule 2.5, an individual is eligible to be granted an option on any day ("THE GRANT DAY") if (and only if):

         2.1.1 he is on the Grant Day an employee or director of a company which is a Participating Company; and

         2.1.2 he either satisfies the conditions specified in Rule 2.2 or is nominated by the Board for this purpose.

2.2      The conditions referred to in Rule 2.1.2 are that the individual:

         2.2.1 shall at all times during the qualifying period have been an employee (but not a director) or a full-time director of the Company or a company which was for the time being a Subsidiary or a Related Company; and

         2.2.2 was at the relevant time chargeable to tax in respect of his employment or office under Case I of Schedule E.

2.3      For the purposes of Rule 2.2:

         2.3.1 THE RELEVANT TIME is the end of the last financial year of the Company ending prior to the Grant Day or such other time during the period of 5 years ending with the Grant Day as the Board may determine (provided that no such determination may be made if it would have the effect that the qualifying period would not fall within that 5-year period);

         2.3.2 THE QUALIFYING PERIOD is the period of 1 year ending at the relevant time or such other period ending at the relevant time but falling within the 5-year period mentioned in paragraph
                  2.3.1 as the Board may determine;

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         2.3.3    an individual shall be treated as a FULL-TIME DIRECTOR of a company if he is obliged to devote to the performance of the duties of his office or employment with the company not less than 25 hours a week;

         2.3.4 Chapter I of Part XIV of the Employment Rights Act 1996 shall have effect, with any necessary changes, for ascertaining the length of the period during which an individual shall have been an employee or a full-time director and whether he shall have been an employee or a full-time director at all times during that period.

2.4 Any determination of the Board under paragraph 2.3.1 or 2.3.2 shall have effect in relation to every individual for the purpose of ascertaining whether he is eligible to be granted an option on the Grant Day.

2.5 An individual is not eligible to be granted an option at any time if he is at that time ineligible to participate in this Plan by virtue of paragraph 8 of Schedule 9 (material interest in a close company).

3.       GRANT OF OPTIONS

3.1 Subject to Rule 4, the Board may grant an option to acquire shares in the Company which satisfy the requirements of paragraphs 10 to 14 of
         Schedule 9 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Scheme, to any individual who:

         3.1.1 is eligible to be granted an option in accordance with Rule 2, and

         3.1.2 has applied for an option and proposed to make a Savings Contract in connection with it (with a Savings Body approved by the Board) in the form and manner prescribed by the Board,

                  and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2 The type of option to be granted to an individual, that is to say a 3-Year Option, a 5-Year Option or a 7-Year Option, shall be determined by the Board or, if the Board so permits, by the individual; and for this purpose:

         3.2.1 a 3-YEAR OPTION is an option in connection with which a three year Savings Contract is to be made and in respect of which, subject to Rule 4.4, the repayment is to be taken as including the bonus;

         3.2.2 a 5-YEAR OPTION is an option in connection with which a five year Savings Contract is to be made and in respect of which, subject to Rule 4.4, the repayment is to be taken as including a bonus other than the maximum bonus; and

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         3.2.3    a 7-YEAR OPTION is an option in connection with which a five year Savings Contract is to be made and in respect of which the repayment is to be taken as including the maximum bonus.

3.3 The amount of the monthly contribution under the Savings Contract to be made in connection with an option granted to an individual shall, subject to Rule 4.4, be the amount which the individual shall have specified in his application for the option that he is willing to pay or, if lower, the maximum permitted amount, that is to say, the maximum amount which:

         3.3.1 when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Scheme or to any other savings-related share option scheme approved under
                  Schedule 9, does not exceed (pound)250 (but exceeds a minimum of (pound)5) or such other maximum or minimum amounts as may for the time being be permitted by paragraph 24(2)(a) of
                  Schedule 9;

         3.3.2 does not exceed the maximum amount for the time being permitted under the terms of the Savings Contract; and

         3.3.3 when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Plan, does not exceed any maximum amount determined by the Board.

3.4 The number of shares in respect of which an option may be granted to any individual shall be the maximum number which can be paid for, at the price determined under Rule 3.5, with monies equal to the amount of the repayment due on the Bonus Date under the Savings Contract to be made in connection with the option.

3.5 The price (which shall be denominated in pounds sterling) at which shares may be acquired by the exercise of options of a particular type granted on any day shall be determined by the Board and stated on that day, provided that:

         3.5.1 if shares of the same class as those shares are traded on the New York Stock Exchange, the price shall not be less than the Specified Percentage of-

                  (a) the average of the high and low sales prices of shares of that class (as taken from www.nyse.com) for the dealing day preceding the date on which invitations to apply for the options were given pursuant to Rule 3.7 converted to pounds sterling at the closing exchange rate for pounds sterling to US dollars as published in the Financial Times for the dealing day preceding the date on which invitations are to be so given, or

                  (b) if that dealing day does not fall within the period of 30 days (or, where Rule 4.3 applies, 42 days) ending with the day on which the options are granted, the average of the high and low sales prices of shares of that class (as taken from www.nyse.com) converted to pounds sterling as aforesaid on the dealing day last preceding the day on which the options

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                           are granted or such other dealing day as may be
                           agreed in advance with the Inland Revenue;

         3.5.2 if paragraphs (a) and (b) above do not apply, the price shall not be less than the Specified Percentage of the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Scheme with the Shares Valuation Division of the Inland Revenue, on -

                  (a) the date on which invitations to apply for the options were given pursuant to Rule 3.6, or

                  (b) if that date does not fall within the period of 30 days (or, where Rule 4.5 applies, 42 days) ending with the day on which the options are granted, on the day on which the options are granted or such other day as may be agreed in advance with the Inland Revenue; and

         3.5.3 in the case of an option to acquire shares only by subscription, the price shall not be less than the nominal value of those shares;

                  and for this purpose "THE SPECIFIED PERCENTAGE" is 80 per cent. or such other percentage as may be specified in paragraph 25 of Schedule 9.

3.6 The Board shall ensure that, in relation to the grant of options on any day:

         3.6.1 every individual who is eligible to be granted an option on that day has been given an invitation;

         3.6.2 the invitation specifies a period of not less than 14 days in which an application for an option may be made; and

         3.6.3 every eligible individual who has applied for an option as mentioned in Rule 3.1 is in fact granted an option on that day.

3.7 An invitation to apply for an option may only be given once the Plan has been approved by the Inland Revenue under Schedule 9.

3.8      An option granted to any person:

         3.8.1 shall not, except as provided in Rule 5.3, be capable of being transferred by him; and

         3.8.2    shall lapse forthwith if he is adjudged bankrupt.

4.       LIMITS

4.1 No options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company allocated under this Plan to exceed 500,000 or any other number so specified by the Board from time-to-time.

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4.2      No options shall be granted to acquire a number of shares which exceeds any number determined by the Board for this purpose.

4.3 If the grant of options on any day would but for this Rule 4.3 cause the limits of Rule 4 to be exceeded, the provisions set out in Rule 4.4 shall be successively applied (in the order in which they are set out) so far as is necessary to ensure that that limit is not exceeded.

4.4      Those provisions are:

         4.4.1 the repayment under the Savings Contract shall be taken as not including a bonus;

         4.4.2 unless paragraph 4.4.4 applies, the amount of the monthly contribution determined under Rule 3.3 shall be taken as successively reduced by 0.5 per cent. thereof, 1 per cent. thereof, 1.5 per cent. thereof and so on and then rounded up to the nearest pound, but shall not be reduced to less than the minimum amount permitted under the terms of the Savings Contract;

         4.4.3 if the Board shall have decided that this paragraph is to apply, for the purpose of determining the amount of the monthly contribution, the maximum permitted amount referred to in Rule 3.3 shall be taken as successively reduced by (pound)1, (pound)2, (pound)3 and so on, but shall not be reduced to less than the minimum amount permitted under the terms of the Savings Contract;

         4.4.4 any option which would otherwise be a 5-Year Option shall be a 3-Year Option;

         4.4.5    the Board shall not grant any options on the day in question.

4.5 References in this Rule 4 to "allocation" shall mean, in relation to any share option, placing unissued shares under option and, in relation to other types of employee share scheme, the allotment and issue of shares and references to "allocated" shall be construed accordingly.

4.6 Where any option relating to unissued shares is released or lapses without being exercised (or the Board makes arrangements for it to be satisfied by the transfer of existing shares), the shares concerned will be ignored when calculating the limits in this Rule 4.

5.       EXERCISE OF OPTIONS

5.1 The exercise of any option granted under this Plan shall be effected in the form and manner prescribed by the Board, provided that the monies paid for shares on such exercise shall not exceed the amount of the repayment made and any interest paid under the Savings Contract made in connection with the option.

5.2 Subject to Rules 5.3, 5.4, 5.6 and 6, an option granted under this Plan shall not be capable of being exercised before the Bonus Date.

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5.3      Subject to Rule 5.8:

         5.3.1 if any Participant dies before the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, and

         5.3.2 if he dies on or within 6 months after the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the Bonus Date, provided in either case that his death occurs at a time when he either holds the office or employment by virtue of which he is eligible to participate in this Plan or is entitled to exercise the option by virtue of Rule 5.4.

5.4 Subject to Rule 5.8, if any Participant ceases to hold the office or employment by virtue of which he is eligible to participate in this Plan (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him:

         5.4.1 if he so ceases at any time by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996, or retirement on reaching the age of 60 or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to Rule 5.3 must, if at all) be exercised within 6 months of his so ceasing;

         5.4.2 if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have control or which ceases to be a Related Company, or relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has control, the option may (and subject to Rule 5.3 must, if at all) be exercised within 6 months of his so ceasing;

         5.4.3 if he so ceases for any other reason within 3 years of the grant of the option, the option may not be exercised at all;

         5.4.4 if he so ceases for any other reason (except for dismissal for misconduct) more than 3 years after the grant of the option, the option may (and subject to Rule 5.3 must, if at all) be exercised within 6 months of his so ceasing.

5.5 Subject to Rule 5.8, if, at the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company or a company of which the Company has control, any option granted to him may (and subject to Rule
         5.3 must, if at all) be exercised within 6 months of the Bonus Date.

5.6 Subject to Rule 5.8, where any Participant continues to hold the office or employment by virtue of which he is eligible to participate in this Scheme after the date on which he reaches the age of 60, he may exercise any option within 6 months of that date.

5.7 Subject to Rule 5.3, an option shall not be capable of being exercised later than 6 months after the Bonus Date.

5.8 Where, before an option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the option may not be exercised at all.

5.9      A Participant shall not be treated for the purposes of Rules 5.3 and
         5.4 as ceasing to hold the office or employment by virtue of which he is eligible to participate in this Scheme until he ceases to hold an office or employment in the Company or any Associated Company or company of which the Company has control or any Related Company which is a Participating Company.

5.10     A Participant shall not be eligible to exercise an option at any time:

         5.10.1 unless, subject to Rules 5.4 and 5.5, he is at that time a director or employee of a Participating Company;

         5.10.2 if he is not at that time eligible to participate in this Plan by virtue of paragraph 8 of Schedule 9 (material interest in a close company).

5.11     An option shall not be capable of being exercised more than once.

5.12 Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that the Board considers that the issue or transfer of those shares would be lawful in all relevant jurisdictions.

5.13 All shares allotted under this Plan shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to such shares by reference to a record date before the date of the allotment.

6.       TAKEOVER, RECONSTRUCTION AND WINDING UP

6.1 If any person obtains control of the Company (within the meaning of section 840 of the Taxes Act 1988) or such equivalent legislation as approved by the Inland Revenue as a result of making a general offer to acquire shares in the Company, or having obtained control makes such an offer, the Board shall within 21 days of becoming aware thereof notify every Participant thereof and, subject to Rules 5.3, 5.4, 5.7 and 5.8, any option may be exercised within one month (or such longer period as the Board may permit) of the notification, but not later than 6 months after that person has obtained control.

6.2 For the purposes of Rule 6.1, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

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6.3      If a scheme of arrangement or compromise under section 425 of the
         Companies Act 1985 or such equivalent legislation as approved by the Inland Revenue is proposed, or if any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985 or such equivalent legislation as approved by the Inland Revenue, or if the Company passes a resolution for voluntary winding up, the Board shall forthwith notify every Participant thereof and, subject to Rules 5.3, 5.4, 5.7 and 5.8, any option may be exercised within one month of the notification (or such longer period as the Board may permit), but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.

         6.3.1

6.4      If any company ("the acquiring company"):

         6.4.1    obtains control of the Company as a result of making-

                  (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have control of the Company, or

                  (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or

         6.4.2 obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986 or such equivalent legislation as approved by the Inland Revenue, or

         6.4.3 becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order or such equivalent legislation as approved by the Inland Revenue, any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
         Schedule 9), by agreement with the acquiring company, release any option which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

6.5 The new option shall not be regarded for the purposes of Rule 6.5 as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:

         6.5.1 the new option were an option granted under this Scheme at the same time as the old option;

         6.5.2 except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rules 1.1, 5.5 and 5.9, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme";

         6.5.3 the Savings Contract made in connection with the old option had been made in connection with the new option; and

         6.5.4 the Bonus Date in relation to the new option were the same as that in relation to the old option.

6.6      If:

         (a) the events referred to in this Rule 6 are part of an arrangement ("a Reorganisation") which will mean that the Company will be under the control of an other company (within the meaning of section 840 of the Taxes Act 1988 or such other legislation as approved by the Inland Revenue) or the business of the Company is carried on by another company;

         (b) the persons who owned the shares in Company immediately before the change of control will immediately afterwards own more than 50% of the shares in that company; and

         (c) an equivalent option is offered to the Participant pursuant to Rule 6.4,

         then an option shall not become exercisable as a result of the Reorganisation, but, and subject to earlier lapse under Rules 5.3, 5.4, 5.5, 5.7 and 5.8, shall lapse one month (or such longer period as the Board may permit) following the notification of the Reorganisation to every Participant. Notwithstanding that an option does not become exercisable, nothing in this Rule 6.6 shall prevent the provisions of Rule 6.4 from applying. Where Rule 6.4 is applied in these circumstances, the provisions of Rule 6.5 will also apply.

7.       ADJUSTMENT OF OPTIONS

7.1 Subject to Rule 7.3, in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under Rule 7.2.

7.2      An adjustment made under this Rule shall be to:

         7.2.1 the number of shares in respect of which any option may be exercised;

         7.2.2 the price at which shares may be acquired by the exercise of any option;

         7.2.3 where any option has been exercised but no shares have been allotted or transferred pursuant to the exercise and amendments have been made to options under 7.2.1 and/or 7.2.2 above, then the same amendments will be made to the number of shares which may be so allotted or transferred and the price at which they may be acquired.

7.3      At a time when this Plan is approved by the Inland Revenue under
         Schedule 9, no adjustment under Rule 7.2 shall be made without the prior approval of the Inland Revenue.

7.4 An adjustment under Rule 7.2 may have the effect of reducing the price at which shares may be subscribed for on the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised exceeds the price at which the shares may be subscribed for and to apply that sum in paying up that amount on the shares; and so that on the exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

7.5 If the shares subject to any option cease to satisfy the requirements of paragraphs 10 to 14 of Schedule 9 at any time after the Grant Day then:-

         7.5.1 the Board shall as soon as practicable notify the Inland Revenue of this;

         7.5.2 the Company will not be required to allot, transfer or procure the allotment or transfer of shares which satisfy those requirements upon the exercise of any option;

         7.5.3 for the avoidance of doubt, all unexercised options shall continue to exist; and

         7.5.4 the Plan shall continue to exist but if the Inland Revenue withdraw their approval of the Plan under Schedule 9, it shall continue to exist as an unapproved share option plan.

8.       ALTERATIONS

         8.1 Subject to Rule 8.2 the Board may at any time alter this Plan, provided that no alteration shall be made at a time when this Plan is approved by the Inland Revenue under Schedule 9 shall be effective until the alteration has been approved by the Inland Revenue.

         8.2 The Board shall have complete power and authority to terminate the Plan, provided however that the Board shall not, without the approval of the stockholders of the Company, alter (i) the aggregate number of shares which may be issued under the Plan, or (ii) the class of employees eligible to receive options under the Plan.

         8.3 If any alteration or adjustment is made which means that the Plan is outside the provisions of Schedule 9 and can no longer be approved by the Inland Revenue, the Company will notify the Inland Revenue of this as soon as is practicable.

9.       MISCELLANEOUS

9.1 The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary or a Related Company shall not be affected by his participation in this Plan or any right which he may have to participate in it, and an individual who participates in it shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

9.2 In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

9.3 Any notice or other communication under or in connection with this Plan may be given:

         9.3.1 by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary or a Related Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

         9.3.2 in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

9.4 Unless the Board determines otherwise, any notice of exercise shall take effect only when received by the Company.

9.5 This Plan and all the options granted under it shall be governed by and construed in accordance with the law of England and Wales.